SAFER SMARTER STORAGE

SCHEDULE	
1. Lessor	Affirmed Investments (Pty) Ltd trading as The Storage Spot
Registration Number:	1994/007862/07
Business Address:	Potsdam Road, Killarney Gardens, Cape Town, 7441
Lessor's Bank Account Details:	Account Name: Affirmed Investments (Pty) Ltd
	Bank: FNB Seapoint, Branch Code: 201809
	Current Account Number: 62299755151
	Please quote your unit number 0003 as a reference
VAT Registration No:	4220213435
Telephone No: (Share)	0860 00 77 00
(Office)	021 556 8217
(Fax)	0866 150 655
Email Address:	info@storagespot.co.za
2. Lessee	
Name of Individual	LeattCorporation
Company Name	Leatt Corporation
ID Number:	
Address:	Suite 109 Private Bag x3, Blaauwbergrandt, Cape Town, ZA 7443
	<Tenant.TaxID>
Home Telephone	021-557-7257
	<Tenant.WorkPhone>
Cellular Telephone	083-601-9362
Email Address: (required)	roxane@leatt.com
3. Commencement Date	
Date:	10 April 2015
4. Payments	
Monthly Rental:	990.00
Deposit:	0.00
5. Premises	
Description and Address:	Storage Unit Number **0003**
	The Storage Spot, Killarney Gardens
6. Purpose	Short term storage as per attached terms and conditions

RENTAL AGREEMENT IN RESPECT OF A SELF STORAGE UNIT

1 **SIGNATURE**

1.1 This Agreement is signed by the parties on the dates and at the places indicated below.

1.2 This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same Agreement as at the date of signature of the Party last signing one of the counterparts.

1.3 The persons signing this Agreement in a representative capacity warrant their authority to do so.

1.4 The parties record that it is not required for this Agreement to be valid and enforceable that a Party shall initial the pages of this Agreement and/or have its signature of this Agreement verified by a witness.

THE LESSEE ACKNOWLEDGES THAT S/HE HAS READ THE TERMS AND CONDITIONS IN ANNEXURE "1" BELOW AND AGREES TO BE BOUND BY THEM.

SIGNED at Cape Town **on** 10/04/ **2015**

For and on behalf of
LESSOR

Signature

Name of Signatory: Karen Bryant

Designation of Signatory: Manager

SIGNED at **on** **2015**

For and on behalf of
LESSEE

Signature

Name of Signatory: [illegible]att Corporation

Designation of Signatory

ANNEXURE "1" - TERMS AND CONDITIONS

1 INTERPRETATION

1.1 In this Agreement, unless inconsistent with or otherwise indicated to the contrary -

1.1.1 **"Agreement"** refers to these terms and conditions and the Schedule;

1.1.2 **"business day"** means a Saturday, Sunday or day which is not a public holiday in South Africa;

1.1.3 **"Commencement Date"** means the commencement date, specified in the Schedule (item 3).

1.1.4 **"Deposit"** means the amount specified as such in the Schedule (item 4);

1.1.5 **"Goods"** means the machinery, equipment, hardware, devices, manuals, documentation and other goods or property to be stored by the Lessee in terms of this Agreement;

1.1.6 **"Lease"** means the short term storage rental contemplated in this Agreement;

1.1.7 **"Lessee"** means the lessee listed in the Schedule (item 2);

1.1.8 **"Lessor"** means the lessor listed in the Schedule (item 1);

1.1.9 **"Lessors Bank Account"** means the Lessor's bank account listed as such in the Schedule (item 1);

1.1.10 **"Monthly Rental"** means the amount listed in the Schedule (item 4);

1.1.11 **"Notice Period"** has the meaning set out in clause 15.2.1 of these terms and conditions;

1.1.12 **"Outstanding Debt"** has the meaning set out in clause 15.2 of these terms and conditions;

1.1.13 **"parties"** shall be a reference to the parties listed in the Schedule, and **"party"** shall be a reference to either one of them, as the context indicates;

1.1.14 **"Premises"** means the specific unit to be let by the Lessee from the Lessor, specified in the Schedule (item 3);

1.1.15 **"Schedule"** means the schedule of details to which these terms and conditions are appended as Annexure 1;

1.1.16 **"Signature Date"** means the date of signature of this Agreement by the party signing it last in time;

1.1.17 **"terms and conditions"** means the terms and conditions contained in this Annexure 1; and

1.1.18 **"VAT"** means value-added tax levied in terms of the Value-Added Tax Act 89 of 1991.

2 INTRODUCTION

2.1 The Lessor hereby lets the Premises to the Lessee, which hereby hires the Premises, with effect from the Commencement Date, on the terms and conditions set out in this Agreement.

The Premises shall be used solely for the purpose of storage of Goods and for no other purpose whatsoever, unless otherwise agreed between the parties in writing.

3 COMMENCEMENT AND DURATION

3.1 The Lease shall, notwithstanding Signature Date, commence and take effect on the Commencement Date and shall endure on a month to month basis until terminated by the Lessee by the giving of at least 10 (ten) business days written notice and if no such notice has been received, the parties will be deemed to have renewed the Lease for a further month.

3.2 In the event of the Lessee remaining in occupation of the Premises after the date of termination in 3.1 above, the Premises shall be automatically let to the Lessee for the following 1 (one) month period.

4 DEPOSIT

4.1 As security for the due and proper fulfilment of the Lessee's obligations in terms of this Agreement a Deposit shall be payable by the Lessee to the Lessor (or the Lessor's agent) on Signature Date.

4.2 Upon termination of this Agreement, for whatever reason, the Deposit or the balance thereof (if any) shall be refunded to the Lessee (or the Lessee's agent) within 10 (ten) business days after the completion of the vacating of the unit by the Lessee and the complete discharge of all the Lessee's obligations to the Lessor arising from this Lease.

The Lessor shall have the right to apply the whole or any portion of the Deposit towards payment of any amounts due in terms of this Lease whatsoever. The Lessee shall not be entitled to set off against the Deposit any Monthly Rental or other amounts payable by it.

5 RENTAL AND PAYMENT

5.1 The Monthly Rental payable by the Lessee to the Lessor shall be an amount set out in the Schedule inclusive of VAT.

5.2 The Monthly Rental shall be payable monthly in advance on or before the 1st (first) day of every month. All Monthly Rentals shall be payable without deduction or set-off into the Lessor's Bank Account specified in the Schedule. **An administration fee in the amount of R150.00 (inclusive of VAT) shall be payable in the event of a cheque deposit being returned unpaid.**

5.3 All payments must bear the reference of the applicable unit number of the Premises. Monthly invoices will be e-mailed to the Lessee's email address as set out in the Schedule. The Lessee is responsible to immediately notify the Lessor in writing of any change in contact details, including the e-mail address to which such monthly invoices must be sent.

5.4 **The Monthly Rental may increase with one calendar months' written notice to the Lessee.**

5.5 **Interest on overdue accounts will be charged at a rate of 12% (twelve per cent) per annum.**

6 LIEN

The Lessee hereby acknowledges and agrees that in addition to the pledge provided for in clause 7 below the Lessor shall have a lien on all Goods stored in the Premises to secure payment of all amounts due to the Lessor under this Agreement. The Lessee shall not be entitled to remove any Goods from the Premises until payment of the Outstanding Debt has been paid in full.

7 PLEDGE

7.1 **As security for its obligations in terms of this Agreement, the Lessee hereby pledges all Goods stored by the Lessee in the Premises.**

7.2 **The Lessee agrees that the act of storing Goods in the Premises will constitute delivery of said goods to the Lessor thereby perfecting the pledge.**

7.3 **The Lessor shall have the right to sell the Goods, as set out in clauses 14.3, 14.4, 7.1 and 7.2.**

8 OCCUPATION AND VACATION OF PREMISES

8.1 In the event of a previous occupier of the Premises not timeously vacating the Premises booked for the Lessee, the Lessee shall not be liable for payment of any rent applicable to booked periods of non-occupation.

8.2 **The Lessor shall not be liable for any damages howsoever arising out of the non-availability of the Premises.**

8.3 The Lessee undertakes to vacate the Premises by not later than 12h00 on the last day of the month when the Lease expires, unless extended or on such other applicable date and time as the parties may agree to.

9 LESSEE'S OBLIGATIONS

9.1 The Lessee shall, for the duration of this Agreement, be responsible for -

9.1.1 packing and removal of the Goods;

9.1.2 insurance of the Goods against such risks which it deems fit;

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9.1.3 internal security of the Premises and Goods;
9.1.4 maintaining the interior of the Premises by keeping it clean, tidy, sanitary and in good order and condition, fair wear and tear excepted;
9.1.5 ensuring that the Goods are dry, clean, free of vermin and/or free from any form of contamination;
9.1.6 replacing and/or repairing any keys, locks, windows, fixtures, fittings or other installations which may be removed from the Premises by the Lessee or any of its employees, agents or invitees or which may become damaged, broken or destroyed during this Agreement; and
9.1.7 adhering to the rules laid down by the Lessor pertaining to the use of the Premises, security and access to the Premises.
9.2 The Lessee shall not -
9.2.1 do or omit to do anything or keep in the Premises anything or permit anything to be done or kept in the Premises which may in any way render a policy of insurance maintained by the Lessor from time to time void or voidable or which may breach any of the terms and conditions thereof, or increase the premium payable in respect of such policy;
9.2.2 place in the Premises any Goods or material that might:
9.2.2.1 constitute a fire hazard;
9.2.2.2 be explosive or unstable chemicals;
9.2.2.3 have an offensive odour or be a nuisance to other lessee's;
9.2.2.4 damage the Premises; or
9.2.2.5 be hazardous in any other way.
and the Lessor reserves the right to call upon the Lessee to remove any items of this nature found to be on the Premises, failing which, the Lessor may at its discretion, remove and dispose of such materials without the consent or co-operation of the Lessee;
9.2.3 store anything outside the Premises or dispose of any waste outside the Premises other than in demarcated areas; and/or
9.2.4 effect any alterations, additions or improvements to the Premises without the prior consent of the Lessor.

10 LESSOR'S OBLIGATIONS

10.1 The Lessor shall, for the duration of this Agreement, be responsible for -
10.1.1 ensuring that the Lessee has free and undisturbed access to the Premises;
10.1.2 maintaining the exterior structure and roof of the Premises unless the necessity therefore arises from the wilful neglect of the Lessee; and
10.1.3 securing the entry and egress to the Premises and generally maintaining the overall security of the Lessor's property.

11 ACCESS TO PREMISES

11.1 After logging in via the biometric system, the Lessee will have 24 (twenty four) hours a day access to the Premises, including access on weekends and public holidays.
11.2 Forklifts, trolleys, manual labour or other requests will be available seven days a week from 07h00 to 19h00.
11.3 For emergency reasons all locks must be capable of being cut with a bolt-cutter, however the Lessee shall not be allowed to cut any lock, including its own locks for any reason whatsoever. The Lessee shall request assistance from the Lessor's staff for lock cutting.
11.4 **The Lessee shall accept the directives of the Lessor's staff on duty.**

12 LIMITATION OF LIABILITY

12.1 **The Lessee shall use the Premises and any equipment, machinery, and other areas on the Lessor's property at its own risk and hereby declares that it has observed and availed itself of all the potential risks in using such the Premises.**
12.2 **The Lessee shall be responsible for any damages or costs incurred by the Lessor in respect of any destruction to the Premises and/or the Lessor's property which may result from either the Lessee, its agents or contractors, or any person brought onto the Lessor's property by the Lessee, using the Premises and suffering bodily harm or death or any other damages whatsoever, howsoever arising.**
The Goods shall be stored at the sole risk and responsibility of the Lessee who shall be responsible for any theft of, damage to, or deterioration of the Goods, and who bears risk of all damage caused by flood, fire, water, spillage of material from any source, removal or delivery of the Goods, pest or vermin or any other reason whatsoever excluding any willful or negligent acts or omissions of the Lessor or persons employed by or under its control.

13 WARRANTIES AND INDEMNITIES

13.1 **The Lessee warrants that he/she is the lawful owner/possessor of all Goods stored in the Premises.**
13.2 **Should the Lessee be a legal person, the natural person signing this Agreement hereby declares that he is duly authorised to store and control access to the Goods, that he is duly authorised by the legal person to declare that the Goods belongs to the legal person, and fully indemnifies the Lessor against any claim to the contrary.**
The Lessee hereby indemnifies the Lessor against any claims which may result from either the Lessee, its agents or contractors, or any person brought onto the Lessor's property by the Lessee using the Premises and/or facilities on the Lessor's property and suffering bodily harm or death or any other damages whatsoever, howsoever arising.

14 BREACH

14.1 The Monthly Rental owing by the Lessee to the Lessor from time to time under this Agreement or any other agreement between Lessee and Lessor shall be promptly paid to the Lessor in accordance with clause 5 above.
14.2 **Should the Lessee fail to pay the Monthly Rental and/or any other amount/s owing to the Lessee ("Outstanding Debt") due on or before the first day of each month, the following procedure shall apply -**
14.2.1 **The Lessor shall provide the Lessee with written notice calling the Lessee to make payment of the Outstanding Debt within a period of 14 (fourteen) days after receipt of such written notice ("Notice Period"), failing which the Lessor will be entitled to sell the Goods in the manner set out in the said notice. The Lessor does not agree to give the Lessee any further notice of any intended sale.**
14.2.2 **Should the Lessee fail to make payment of the Outstanding Debt within the Notice Period, the Lessor shall have the right to -**
14.2.2.1 **refuse the Lessee and/or any agent acting on behalf of the Lessee access to the Goods and the Premises;**
14.2.2.2 **access the Premises and inspect and remove the Goods to another premises and the Lessee agrees to be held liable for any damage, loss or expenses incurred by the Lessor as a result thereof; and**
14.2.2.3 **hold onto and/or ultimately dispose of some or all of the Goods.**
14.2.3 **In the event that the Outstanding Debt is not paid within the Notice Period or the Lessee fails to collect the Goods after the Lessor has required the Lessee to collect them or upon expiry or termination of this Agreement, the Lessor may sell the Goods and pass all ownership to the Lessor.**
14.3 <u>Sale of Goods</u>
14.3.1 The Lessor will sell the Goods by any method(s) reasonably available to achieve a selling price reasonably obtainable in the open market, taking into account the costs of the sale.

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14.3.2 If the Goods cannot reasonably and economically be sold (for any reason whatsoever) or they remain unsold despite the Lessor's efforts, the Lessee authorises the Lessor to treat them as abandoned by the Lessee and to destroy or otherwise dispose of them at the Lessee s cost.

14.3.3 The Lessee will pay the Lessor's reasonable costs incurred in administrating the debt collection and sale process described in this clause 15. These costs will include (within limitation) auction costs, removal costs, cleaning costs and charges for the Lessor's own time.

14.3.4 If the Lessee's debt is paid to the satisfaction of the Lessor prior to the Goods being sold the Lessor shall restore the Lessee's access to the stored Goods. In such an event it is the Lessee's responsibility to replace the lock at the time of payment to ensure the security of the Premises.

14.4 <u>Proceeds from the Sale</u>

14.4.1 Should the Lessor sell the Goods, the Lessor shall be entitled to use the proceeds of the sale to pay firstly the costs incurred by the Lessor and secondly the Outstanding Debt owing by the Lessee to the Lessor and hold any balance for the benefit of the Lessee. Interest will not accrue to the Lessee on the balance due to the Lessee.

14.4.2 If the proceeds of the sale is insufficient to discharge all or any part of the costs of sale incurred by the Lessor and the Lessee's Outstanding Debt, the Lessee must pay any balances outstanding to the Lessor within 14 (fourteen) days from that date of a written demand from the Lessor to the Lessee, setting out the outstanding balances due to the Lessor after the net proceeds of sale have been credited to the Lessee. Interest will continue to accrue on the Lessee's debt until payment has been made in full.

14.5 In the event that either party commits any other breach of the terms of this Agreement (**"defaulting party"**) and fails to remedy such breach within a period of 14 (fourteen) days after receipt of a written notice from the other party (**"aggrieved party"**) calling upon the defaulting party to remedy such breach, then the aggrieved party shall be entitled, at its sole discretion and without prejudice to any of its other rights in law, either to claim specific performance of the terms of this Agreement or to cancel this Agreement forthwith and without further notice and claim and recover damages from the defaulting party.

14.6 The Lessee agrees that in the event of any legal action being instituted against the Lessee as a result of a breach of this Agreement, the Lessee shall pay all the costs incurred in respect thereof on an attorney and own client scale, including all collection fees and any tracking charges that may be incurred from time to time.

A partial payment of any Outstanding Debt will not stop fees or charges from being incurred or official procedures being implemented. Any agreement between the Lessee and the Lessor, to the extent that the payment dates or the sale of Goods is deferred, must be in writing and signed by both parties to be binding.

15 NOTICES

15.1 All notices shall be delivered to the addresses specified in the Schedule, or to such other address provided in writing by a party.

15.2 Notices shall be delivered personally, by courier, facsimile or by email. Notices shall be deemed to be delivered in the case of personal delivery on delivery and in the case of couriering (in absence of evidence of earlier receipt) 48 (forty eight) hours after delivery to the courier company and in the case of facsimile or e-mail transmission on completion of the transmission provided that the sender shall have received printed confirmation of transmission.

Further to the above, the Lessee agrees that written notice provided by email to the email addresses specified by the Lessee in the Schedule, and updated by the Lessee from time to time, will be deemed to be valid written notice provided.

16 GENERAL

16.1 This Agreement constitutes the whole agreement between the parties as to the subject matter hereof and no agreements, representations or warranties between the parties regarding the subject matter hereof other than those set out herein are binding on the parties.

16.2 No addition to or variation, consensual cancellation or novation of this Agreement and no waiver of any right arising from this Agreement or its breach or termination shall be of any force or effect unless reduced to writing and signed by both parties or their duly authorised representatives.

16.3 No latitude, extension of time or other indulgence which may be given or allowed by any party to the other parties in respect of the performance of any obligation hereunder, and no delay or forbearance in the enforcement of any right of any party arising from this Agreement, and no single or partial exercise of any right by any party under this Agreement, shall in any circumstances be construed to be an implied consent or election by such party or operate as a waiver or a novation of or otherwise affect any of the party's rights in terms of or arising from this Agreement or estop or preclude any such party from enforcing at any time and without notice, strict and punctual compliance with each and every provision or term hereof.

16.4 Neither party shall be entitled to cede, assign or otherwise transfer all or any of its/their rights, interests or obligations under and in terms of this Agreement except with the prior written consent of the other party.

16.5 This Agreement shall be governed by and construed in accordance with the laws of the Republic of South Africa. The parties hereto submit to the non-exclusive jurisdiction of the Western Cape High Court, Cape Town in any disputes that may arise hereunder.

16.6 All costs of negotiating, drafting, preparing and implementing this Agreement shall be paid by the Lessee.

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